Exhibit 10.23
EXECUTION VERSION

AMENDED AND RESTATED
DEALER AGREEMENT

DATED: 3 APRIL 2017

DXC CAPITAL FUNDING LIMITED
AS ISSUER

DXC TECHNOLOGY COMPANY
AS GUARANTOR

CITIBANK EUROPE PLC, UK BRANCH
AS ARRANGER

AND

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
BARCLAYS BANK PLC
BAYERISCHE LANDESBANK
CITIBANK EUROPE PLC, UK BRANCH
AND
GOLDMAN SACHS INTERNATIONAL
AS DEALERS

RELATING TO A €1,000,000,000 EURO-COMMERCIAL PAPER PROGRAMME

TABLE OF CONTENTS

PAGE

1.INTERPRETATION    2
2.ISSUE    6
3.REPRESENTATIONS AND WARRANTIES    8
4.CONDITIONS PRECEDENT    12
5.COVENANTS AND AGREEMENTS    13
6.OBLIGATIONS OF THE DEALERS    17
7.TERMINATION AND APPOINTMENT    17
8.CALCULATION AGENT    19
9.STATUS OF THE DEALERS AND THE ARRANGER    19
10.NOTICES    19
11.PARTIAL INVALIDITY    21
12.REMEDIES AND WAIVERS    21
13.COUNTERPARTS    21
14.RIGHTS OF THIRD PARTIES    21
15.GOVERNING LAW    21
16.ENFORCEMENT    21

CONDITION PRECEDENT DOCUMENTS	23

SELLING RESTRICTIONS	25

NOTIFICATION LETTER FOR AN INCREASE IN THE MAXIMUM AMOUNT	28

DEALER ACCESSION LETTER	30

FORM OF CALCULATION AGENCY AGREEMENT	32

THIS AGREEMENT is dated 3 April 2017 and made between:
BETWEEN:

(1)	DXC CAPITAL FUNDING LIMITED, a private company limited by shares and incorporated and registered under the laws of Ireland, with registered number 563585 (the “Issuer”);

(2)
DXC TECHNOLOGY COMPANY (formerly known as Everett SpinCo, Inc.), a corporation incorporated in the state of Nevada, with its registered address at 1775 Tysons Boulevard, Tysons, Virginia 22102 (the “Guarantor”);

(3)	CITIBANK EUROPE PLC, UK BRANCH as arranger (the “Arranger”); and

(4)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BARCLAYS BANK PLC, BAYERISCHE LANDESBANK, CITIBANK EUROPE PLC, UK BRANCH and GOLDMAN SACHS INTERNATIONAL (the “Original Dealers”).
RECITALS

(A)
The Issuer has established a €1,000,000,000 euro-commercial paper programme, under which the Issuer may from time to time issue euro-commercial paper notes. Any Notes (as defined below) issued on or after the date of this Agreement shall be issued pursuant to this Agreement and will be guaranteed by the Guarantor. The Current Dealer Agreement shall continue in full force and effect with respect to any notes issued prior to the date of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1.	Definitions
In this Agreement:

“Additional Dealer” means any institution appointed as a Dealer in accordance with Clause 7.2 (Appointment of Dealers).

“Agency Agreement” means the amended and restated issue and paying agency agreement, dated on or about the date of this Agreement, between the Issuer, the Guarantor and the Agent, providing for the issuance of and payment on the Notes, as the same may be amended, supplemented, novated or restated from time to time.

“Agent” means Citibank N.A., London Branch acting as issue agent and as paying agent for the Notes and any successor or additional agent appointed in accordance with the Agency Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Dublin.

“Clearing System” means Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), Euroclear Bank SA/NV (“Euroclear”) or any other clearing system from time to time agreed between the Dealers and the Issuer.

“CSC” means Computer Sciences Corporation.

“Current Dealer Agreement” means the dealer agreement dated 24 July 2015, between the Issuer, CSC, the Arranger and the Original Dealers.

“Dealer” means an Original Dealer (including Citibank Europe plc, UK Branch in its capacity as Arranger) or an Additional Dealer but excluding any institution whose appointment as a dealer has been terminated under Clause 7.1 (Termination) provided that where any such institution has been appointed as Dealer in relation to a particular issue of Notes or period of time, the expression “Dealer” or “Dealers” shall only mean or include such institution in relation to such Notes or that time period.

“Deed of Covenant” means the Deed of Covenant, dated on or about the date of this Agreement, executed by the Issuer in respect of Global Notes issued under the Agency Agreement, as the same may be amended, supplemented, novated or restated from time to time.

“Definitive Note” means a Note, security printed or otherwise, issued by the Issuer.

“Disclosure Documents” means, at any particular date:

(a)	the Information Memorandum;

(b)
Form 10 of Computer Sciences Government Services Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on 10 July 2015 and any amendments thereto filed with the SEC at any time up to and including the completion of the Separation; or

(c)
any other document delivered by the Issuer or the Guarantor to a Dealer which the Issuer or the Guarantor has expressly authorised in writing to be distributed to actual or potential purchasers of Notes.

“euro”, “EUR” and “€” denote the lawful currency introduced at the start of the third stage of European Economic and Monetary union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time; and “euro Note” means a Note denominated in euro.

“euro Equivalent” means on any day:

(a)	in relation to any euro Note, the nominal amount of such Note; and
in relation to any Note denominated or to be denominated in any other currency, the amount in euro which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with euro, as quoted by the Agent at or about 11.00 a.m. (London time) on such day.
“Exchange Act Report” means, collectively the Guarantor’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Form 8-K filed with the SEC from time to time (excluding, in respect of Reports on Form 8-K, portions thereof deemed furnished under applicable SEC rules).

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Global Note” means a Note in global form, representing an issue of commercial paper.

“Group” means the Guarantor and its Subsidiaries.

“Guarantee” means the guarantee dated on or about the date of this Agreement and executed as a deed by the Guarantor, in respect of the obligations of the Issuer under the Notes and the Deed of Covenant, as the same may be amended, supplemented, novated or restated from time to time.

“Information Memorandum” means the most recently published information memorandum containing information about the Issuer, the Guarantor and the Notes (including information incorporated therein by reference), as prepared by or on behalf of the Issuer and the Guarantor for use by the Dealers in connection with the transactions contemplated by this Agreement.

“Maximum Amount” means €1,000,000,000 or such other amount as may apply in accordance with Clause 2.7 (Increase in Maximum Amount).

“Note” means a Definitive Note or a Global Note issued under the Agency Agreement to a Dealer.

“Note Transaction” means the issue by the Issuer and the subscription by a Dealer of Note(s) in accordance with Clause 2 (Issue).

“Programme” means the euro-commercial paper programme of the Issuer established by the Programme Agreements.

“Programme Agreement” means this Agreement, any agreement for a Note Transaction, the Guarantee, the Deed of Covenant or the Agency Agreement.

“Ratings Agency” means Fitch Ratings Ltd. (“Fitch”), Moody’s Investors Service, Limited (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) or any other statistical ratings organisation which rates the Issuer’s debt securities.

“Relevant Party” means in respect of each Dealer, each of its affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), together with each of its directors, officers, employees and agents.

“Sanctions” means any sanctions or embargoes and/or restrictive measures administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union or the United Kingdom.

“Separation” means the separation of CSC’s North American Public Sector business into an independent publicly traded company (CSC - U.S. Public Sector).

“Sterling” and “£” denote the lawful currency of the United Kingdom; and “Sterling Note” means a Note denominated in Sterling.

“Subsidiary” means:

(a)
an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)	an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.

1.2.	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;

(ii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(iii)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or any other entity whether or not having separate legal personality, and references to any person shall include its successors in title, permitted assigns and permitted transferees;

(iv)	assets includes present and future properties, revenues and rights of every description;

(v)	an authorisation includes any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

(vi)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or authority; and

(vii)	any Programme Agreement or other document is a reference to that Programme Agreement or other document as amended, novated, restated, superseded or supplemented.

(b)	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3.	Amendment and Restatement
The Current Dealer Agreement shall be amended and restated on the terms of this Agreement. Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement. This does not affect any notes issued prior to the date of this Agreement, and the Current Dealer Agreement shall continue in full force and effect with respect to such notes.

2.	ISSUE

2.1.	Appointment of Dealers
The Issuer hereby appoints the Dealers with respect to the issue of Notes under this Agreement.

2.2.	The Uncommitted Programme
The Issuer shall not be under any obligation to issue any Notes, and a Dealer shall not be under any obligation to subscribe for or procure the subscription for any Notes, until such time as an agreement for a Note Transaction has been reached between the Issuer and that Dealer.

2.3.	Issue of Notes

(a)
Subject to the terms of this Agreement, the Issuer may issue Notes to any of the Dealers from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree. The Issuer acknowledges that the Dealers may resell Notes subscribed for by such Dealers.

(b)
Each issue of Notes having the same Issue Date, Maturity Date, currency and yield and redemption basis will be represented by one or more Global Notes or by Definitive Notes having the aggregate principal amount of such issue as may be agreed between the Issuer and the relevant Dealer.

(c)	The tenor of each Note shall not be less than one day nor greater than 364 days, with that tenor being calculated from (and including) the issue date to (but excluding) the maturity date of that Note.

(d)	Global Notes and Definitive Notes (if any) shall be issued in the following denominations (or integral multiples thereof):

(i)	for euro Notes, €500,000; or

(ii)	for Sterling Notes, £100,000 or the Sterling equivalent of at least €125,000 (whichever is greater), or such other conventionally accepted denominations in those currencies or such other currency as may be agreed between the Issuer and the relevant Dealer from time to time, subject in each case to compliance with all applicable legal and regulatory requirements and provided that the equivalent of that denomination in Sterling as at the Issue Date is not less than £100,000 or the Sterling equivalent of at least €125,000 (whichever is greater).

(e)
The aggregate amount of Notes outstanding at any time will not exceed the Maximum Amount. For the purposes of calculating the Maximum Amount of Notes issued under this Agreement, the principal amount of any outstanding Note denominated in any currency other than euro shall be taken as the euro Equivalent of such principal amount as at the Issue Date of the Notes then to be issued.

2.4.	Agreements for Note Transactions
If the Issuer and any Dealer shall agree on the terms of the subscription for any Note by that Dealer (including agreement with respect to the issue date, aggregate principal or nominal amount, denomination, currency, price, redemption basis, maturity date and discount or interest basis), then:

(a)	the Issuer shall instruct the Agent to issue that Note and deliver it in accordance with the terms of the Agency Agreement;

(b)	the relevant Dealer shall pay the subscription price of such Note on the issue date:

(i)
in the case of a euro Note, by transfer of same-day funds settled through the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (or any successor thereto) to such euro account as the Agent shall from time to time have specified for this purpose; or

(ii)	in the case of a Sterling Note, by transfer of same-day funds to the Sterling account in London as the Agent shall from time to time have specified for this purpose; or

(iii)
in all other cases, by transfer of freely transferable same-day funds in the relevant currency to the account of the Agent at such bank in the applicable jurisdiction for such currency as the Agent may from time to time have specified for this purpose; and

(c)
the relevant Dealer shall notify the Agent and the Issuer of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Agent to deliver such Note(s) (or make the same available for collection) on the relevant issue date.

2.5.	Failure to issue
If, for any reason (including, without limitation, the failure of the relevant trade), a Note is not to be issued in accordance with a Note Transaction, the Issuer and the relevant Dealer shall immediately notify the Agent of that fact.

2.6.	Optional currencies
Any agreement for a Note Transaction for a Note denominated in a currency other than Sterling or euro shall be conditional upon:

(a)
it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority from time to time, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered as contemplated by such Note Transaction;

(b)	such other currency being freely transferable and freely convertible into euro;

(c)	the consent of the Agent to that currency having been given; and

(d)
any appropriate amendments which the relevant Dealer and/or the Issuer shall require having been made to this Agreement and any appropriate amendments which the Issuer and/or the Agent shall require having been made to the Agency Agreement.

2.7.	Increase in Maximum Amount
The Issuer may from time to time increase the Maximum Amount by:

(a)	giving at least 10 days’ notice by letter in substantially the form of Schedule 3 to each Dealer and to the Agent; and

(b)	delivering to each Dealer with that letter the documents referred to in that letter, in each case in form and substance acceptable to each Dealer.

2.8.	Global Notes and Definitive Notes

(a)	Each Note issued will be represented initially by one or more Global Notes.

(b)
Global Notes will be exchangeable, in accordance with their terms, for Definitive Notes only upon default by the Issuer in the payment of any amount payable in respect of the Notes represented by such Global Notes or if one or both of Euroclear and Clearstream, Luxembourg or any other relevant Clearing System in which the relevant Global Note is held is closed for business for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such Clearing System announces an intention to, or does in fact, permanently cease to do business.

3.	REPRESENTATIONS AND WARRANTIES
Representations and warranties

Each of the Issuer (in respect of itself) and the Guarantor (in respect of itself and the Issuer) makes the representations and warranties in this Clause 3 to each Dealer.

3.1.	Status
Each of the Issuer and the Guarantor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

3.2.	Powers and authority
Each of the Issuer and the Guarantor has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes (in the case of the Issuer) and the Programme Agreements to which it is a party and the transactions contemplated by those Notes and Programme Agreements.

3.3.	Binding obligations
The obligations expressed to be assumed by the Issuer and the Guarantor in each of the Programme Agreements to which it is a party and (when the Notes have been issued and delivered under the Agency Agreement and have been paid for) the Notes are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under Schedule 1, legal, valid, binding and enforceable obligations.

3.4.	Authorisations
All authorisations required by the Issuer and the Guarantor:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under, the Notes and Programme Agreements to which it is a party; and

(b)	to make the Programme Agreements to which it is a party and the Notes admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

3.5.	Non-conflict
The entry into, delivery and performance by each of the Issuer and the Guarantor of its obligations under the Notes and the Programme Agreements to which it is a party and the transactions contemplated by the Programme Agreements will not conflict with, or constitute a default under:

(a)	the constitutional documents of the Issuer or the Guarantor; or

(b)	any law or regulation applicable to the Issuer or the Guarantor; or

(c)	any agreement or instrument by which the Issuer or the Guarantor or any of their respective assets are bound.

3.6.	Ranking
The obligations of the Issuer and the Guarantor under the Programme Agreements to which it is a party rank, and the Notes (when issued) will rank, at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer or the Guarantor, as the case may be, other than obligations mandatorily preferred by law applying to companies generally.

3.7.	Disclosure Documents

(a)
In the context of the Programme Agreements and the transactions contemplated by the Programme Agreements, the information contained or incorporated by reference in the Disclosure Documents is true and accurate in all material respects and not misleading in any material respect and there are no other facts in relation to the Issuer, the Guarantor or any Notes the omission of which makes the Disclosure Documents or any such information contained or incorporated by reference therein misleading in any material respect.

(b)
Any statements of intention, opinion, belief or expectation contained in the Disclosure Documents are, or will be at the date of its publication, honestly and reasonably made by the Issuer and the Guarantor.

3.8.	Financial information
The most recently published financial statements (and in the case of the Issuer only, the opening balance sheet) of the Issuer and the Guarantor which are incorporated by reference in the Information Memorandum:

(a)
were prepared in accordance with the requirements of applicable law and with generally accepted accounting principles in the jurisdiction of incorporation of the Issuer or the Guarantor (as the case may be) and are consistently applied throughout the periods involved; and

(b)	fairly represent the financial condition and operations of the Issuer and the Guarantor, respectively as at the date to which they were prepared.

3.9.	Adverse change and litigation
Except as otherwise disclosed by any Disclosure Documents:

(a)
there has been no adverse change in the business, financial or other condition or prospects of any member of the Group since the date of the most recently published audited consolidated financial statements of the Guarantor or, if not available, CSC; and

(b)
there is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Issuer or the Guarantor, threatened against or affecting any member of the Group except as disclosed in the Guarantor’s Exchange Act Reports, which in any case could reasonably be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.

3.10.	No default
No member of the Group is in default in respect of any indebtedness for borrowed money or any obligation having a similar commercial effect.

3.11.	No withholding tax
Neither the Issuer nor the Guarantor is required by any law or regulation of, or any relevant taxing authority or any political subdivision or any authority thereof having the power to tax in, the jurisdiction in which the Issuer or the Guarantor is resident for tax purposes to make any withholding or deduction from any payment due under the Notes or any Programme Agreement to which it is a party for or on account of any taxes or duties of whatever nature.

3.12.	Maximum Amount
The aggregate outstanding principal amount of the Notes on the date of issue of any Note does not exceed the Maximum Amount.

3.13.	Anti-Bribery
Except as disclosed in the Guarantor’s Exchange Act Reports, neither the Issuer, the Guarantor nor any of their respective Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law, rule or regulation enacted in any jurisdiction; or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law, rule or regulation.

3.14.	Sanctions
Neither the Issuer, the Guarantor nor any of their respective Subsidiaries nor, to the knowledge of the Issuer or the Guarantor, any director, officer, agent, employee or affiliate of the Issuer, the Guarantor or any of their respective Subsidiaries is currently the subject of any Sanctions or conducting business with any person, entity or country which is the subject of any Sanctions.

3.15.	Money Laundering Laws
The operations of the Issuer, the Guarantor and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in Ireland, the United States of America and the Grand Duchy of Luxembourg and of all jurisdictions in which the Issuer, the Guarantor and their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, “Money Laundering Laws”).

3.16.	United States Investment Company Act
Neither the Issuer nor the Guarantor are, or as a result of any issue of Notes or the receipt or application of the proceeds thereof will be, an investment company as defined in the United States Investment Company Act of 1940.

3.17.	U.S. selling restrictions
Each of the Issuer and the Guarantor represents, warrants and agrees:

(a)	that the Issuer is a “foreign issuer” as defined in Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”);

(b)
that neither it, nor any of its affiliates (as defined in Rule 501 under the Securities Act), nor any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, has engaged or will engage in any directed selling efforts (as defined in Regulation S) in connection with the offering of any Notes and the Guarantee; and

(c)
that it, its affiliates (as defined in Rule 501 under the Securities Act) and any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, have complied and will comply with the offering restrictions requirement of Regulation S; and

(d)	that it will not offer or sell, nor solicit offers to buy, securities under circumstances that would require registration of the Notes under the Securities Act.

3.18.	Times for making representations and warranties
The representations and warranties set out in this Clause 3:

(a)	are made on the date of this Agreement; and

(b)
are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be issued, in each case, by reference to the facts and circumstances then existing.

When a representation or warranty under Clauses 3.7 (Disclosure Documents) and 3.9 (Adverse change and litigation) is repeated under paragraph (b) above, the reference to Disclosure Documents shall be deemed to be only the Disclosure Documents which have been published before the date on which a relevant Note Transaction is made (in the case of that Note Transaction and the corresponding issue of Notes) or the date on which the letter purporting to increase the Maximum Amount is delivered (in the case of that increase).

3.19.	Notice of inaccuracy
If, before a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties in this Clause 3 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.	CONDITIONS PRECEDENT

4.1.	Conditions precedent
By a date no later than five Business Days before the date upon which the Issuer and any Dealer shall first agree terms for a Note Transaction (or such other period as may be agreed between the Issuer and that Dealer), the Issuer shall deliver to that Dealer each of the documents listed in Schedule 1, in form and substance satisfactory to that Dealer.

4.2.	Further conditions precedent
The obligations of any Dealer in respect of any agreement for a Note Transaction and each issue of Notes shall be conditional upon:

(a)	the representations and warranties of the Issuer and the Guarantor contained in Clause 3 (Representations and warranties) being true and correct:

(i)	on each date upon which an agreement for a Note Transaction is made; and

(ii)	on each date on which Notes are issued, by reference to the facts and circumstances then subsisting;

(b)	there being no breach as at the issue date of those Notes in the performance of the obligations of the Issuer or the Guarantor under any of the Programme Agreements or any Note; and

(c)
except as disclosed in any Disclosure Document issued before the date upon which an agreement for a Note Transaction is made, no Ratings Agency has, in respect of any short-term debt securities of the Issuer or the Guarantor, issued any notice downgrading such securities or put any such rating on its “Creditwatch” list or other similar publication of formal review (including a notice confirming a change of outlook), in each case with negative implications.

5.	COVENANTS AND AGREEMENTS

5.1.	Duration
The undertakings in this Clause 5 remain in force from the date of this Agreement for so long as any Programme Agreement is in force and any amount is or may be outstanding under any Programme Agreement or any Note.

5.2.	Information
Whenever the Issuer or the Guarantor publishes or makes available to its shareholders (or any class of them) or to its creditors generally (or any class of them) or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of the Programme Agreements and the Notes and the transactions contemplated by the Programme Agreements and the Notes, the Issuer or the Guarantor shall:

(a)	notify each Dealer as to the nature of such information;

(b)	make a reasonable number of copies of such information available to each Dealer upon request and permit distribution of that information to actual or potential purchasers of Notes; and

(c)
take such action as may be necessary to ensure that the representation and warranty contained in Clause 3.7 (Disclosure Documents) is true and accurate on the dates when it is made or deemed to be repeated.

5.3.	Authorisation information
Whenever the Issuer or the Guarantor is required to obtain or effect any authorisation in order to comply with the representation and warranty contained in Clause 3.4 (Authorisations), the Issuer or the Guarantor shall:

(a)	notify each Dealer as to the nature of such authorisation; and

(b)	upon request by a Dealer, make a reasonable number of copies of such authorisation available to that Dealer.

5.4.	Ratings
The Issuer and the Guarantor undertake promptly to notify the Dealers of any change in the rating given by any Ratings Agency of the Issuer’s short-term debt securities or upon it becoming aware that such rating has been put on a “Creditwatch” list or other similar publication of formal review (including a notice of change of outlook) by any Ratings Agency.

5.5.	Indemnification

(a)
Without prejudice to the other rights or remedies of the Dealers, each of the Issuer and the Guarantor jointly and severally undertakes to each Dealer that if that Dealer or any of its Relevant Parties incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a Loss) arising out of or in connection with or based on:

(i)	the Issuer’s failure to make due payment under the Notes or the Deed of Covenant; or

(ii)	any Notes not being issued for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for that Note Transaction has been made; or

(iii)	the Guarantor’s failure to make due payment under the Guarantee; or

(iv)
any breach or alleged breach of the representations, warranties, covenants or agreements made or deemed to be repeated by the Issuer or the Guarantor in this Agreement or any other Programme Agreement to which it is a party unless, in the case of an alleged breach only, the allegation is being made by the relevant Dealer or its Relevant Party; or

(v)
any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless, in the case of an alleged untrue statement or omission, the allegation is being made by the relevant Dealer or its Relevant Party, the Issuer or, as the case may be, the Guarantor shall pay to that Dealer on demand an amount equal to such Loss on an after tax basis. No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this paragraph (a).

(b)
In case any allegation as described in sub-paragraphs (a)(iv) or (a)(v) above is made or any action is brought against any Dealer or its Relevant Party in respect of which recovery may be sought from the Issuer and/or the Guarantor, as the case may be, under this Clause 5.5, the relevant Dealer shall promptly notify the Issuer and/or the Guarantor, as the case may be, in writing but failure to do so will not relieve the Issuer or the Guarantor from any liability under this Agreement. If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to paragraph (c) below, the Issuer or, as the case may be, the Guarantor may participate at its own expense in the defence of any action.

(c)
If it so elects within a reasonable time after receipt of the notice referred to in paragraph (b) above, the Issuer or, as the case may be, the Guarantor may, subject as provided below, assume the defence of the action with legal advisers chosen by it and approved by the relevant Dealer (such approval not to be unreasonably withheld or delayed). Notwithstanding any such election a Dealer or its Relevant Party may employ separate legal advisers reasonably acceptable to the Issuer and the Guarantor, and the Issuer or the Guarantor shall not be entitled to assume such defence and shall bear the reasonable fees and expenses of such separate legal advisers if:

(i)	the use of the legal advisers chosen by the Issuer or the Guarantor to represent the Dealer or Relevant Party would present such legal advisers with a conflict of interest;

(ii)
the actual or potential defendants in, or targets of, any such action include both the Dealer or its Relevant Party and the Issuer or the Guarantor and the Dealer concludes that there may be legal defences available to it and/or other Relevant Parties which are different from or additional to those available to the Issuer or the Guarantor; or

(iii)
the Issuer or the Guarantor has not employed legal advisers reasonably satisfactory to the Dealer to represent the Dealer or its Relevant Party within a reasonable time after notice of the institution of such action.

(d)
If the Issuer or, as the case may be, the Guarantor assumes the defence of the action, the Issuer or, as the case may be, the Guarantor shall not be liable for any fees and expenses of legal advisers of the Dealer or its Relevant Party incurred thereafter in connection with the action, except as stated in paragraph (c) above.

(e)
Neither the Issuer nor the Guarantor shall be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or delayed. Neither the Issuer nor the Guarantor shall, without the prior written consent of the Dealer (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not the Dealer or its Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Dealer and its Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Dealer or its Relevant Party.

5.6.	Costs and expenses
The Issuer, failing which the Guarantor, will:

(a)
pay, or reimburse the Arranger for, all reasonable costs and expenses (including value added tax and any other taxes or duties and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of the Programme Agreements and the Notes and all documents contemplated by the Programme Agreements and the Notes;

(b)
pay, or reimburse each Dealer for, all costs and expenses (including value added tax and any other taxes or duties and fees and disbursements of counsel to such Dealer) incurred by that Dealer in connection with the enforcement or protection of its rights under the Programme Agreements, the Notes and all documents contemplated by the Programme Agreements and the Notes; and

(c)
pay any stamp duty or other similar taxes (including any penalties and interest in respect thereof) payable in connection with the entry into, delivery and performance of any Programme Agreement or any Notes, and will indemnify and hold harmless each Dealer on demand, on an after tax basis, from all liabilities arising from any failure to pay or delay in paying such duty or taxes.

5.7.	Changes to the Programme

(a)	The Issuer, failing which the Guarantor, will notify each Dealer of:

(i)	any change in an Agent, or any change in any of the offices of such Agent; and

(ii)	any amendment to or termination of the Agency Agreement, the Deed of Covenant or the Guarantee, by no later than 10 Business Days before the making of that change, amendment or termination.

(b)
The Issuer and the Guarantor will not permit to become effective any change, amendment or termination to the Agency Agreement, the Deed of Covenant or the Guarantee which could reasonably be expected to adversely affect the interests of any Dealer or the holder of any Notes then outstanding.

5.8.	Continuing obligations
The Issuer and the Guarantor will take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Notes shall be fully observed and complied with, including (without limitation) its obligations under Clauses 3.17 (U.S. selling restrictions) and 5.9 (United Kingdom).

5.9.	United Kingdom
The Issuer will issue Notes under the Programme only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(a)	the relevant Dealer covenants in the terms set out in paragraph 3(a) of Schedule 2; and

(b)
the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

5.10.	Ireland
The Issuer will issue Notes under the Programme only in denominations of at least €125,000 or the foreign currency equivalent thereof in accordance with Commercial Paper Notice BSD C 01/02 issued by the Irish Central Bank.

5.11.	Sanctions
The Issuer and the Guarantor will each ensure that proceeds raised in connection with the issue of any Notes will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer or the Guarantor) for the purpose of financing the activities of any person or entity or for the benefit of any country currently the subject of any Sanctions.

6.	OBLIGATIONS OF THE DEALERS

6.1.	Selling restrictions
Each Dealer represents and agrees that it has complied and will comply with the selling restrictions set out in Schedule 2. Subject to those restrictions, each Dealer is authorised by the Issuer and the Guarantor to circulate the Disclosure Documents to actual or potential purchasers of Notes.

6.2.	Obligations several
The obligations of each Dealer under this Agreement are several.

7.	TERMINATION AND APPOINTMENT

7.1.	Termination

(a)
The Issuer may terminate the appointment of any Dealer on not less than 30 days’ written notice to the relevant Dealer. The Dealer may resign on not less than 30 days’ written notice to the Issuer. The Issuer shall promptly inform the other Dealers and the Agent of such termination or resignation.

(b)
The rights and obligations of each party to this Agreement shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of Clauses 5.5 (Indemnification) and 5.6 (Costs and expenses) shall survive termination of this Agreement and delivery against payment for any of the Notes.

7.2.	Appointment of Dealers

(a)
The Issuer may appoint one or more Additional Dealers upon the terms of this Agreement by sending a dealer accession letter to the Additional Dealer substantially in the form of Schedule 4. The appointment will only become effective if the Additional Dealer confirms acceptance of its appointment to the Issuer by signing that dealer accession letter and delivering it to the Issuer. The Issuer may limit that appointment to a particular issue of Notes or for a particular period of time (which need not be a finite period of time).

(b)	The Additional Dealer shall become a party to this Agreement on the later of:

(i)	the date of the signature of the dealer accession letter by the Additional Dealer in accordance with paragraph (a) above; and

(ii)
the date specified in the dealer accession letter as the date of appointment, and the Additional Dealer shall then be vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer under this Agreement.

(c)	If the appointment of that Additional Dealer is limited to a particular issue of Notes or period of time:

(i)	such authority, rights, powers, duties and obligations shall extend to the relevant Notes or period only; and

(ii)
following the relevant issue of Notes or the expiry of the time period, the relevant Additional Dealer shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred priorto, or in connection with, the issue of such Notes or during that time period.

(d)
The Issuer shall promptly notify the Agent of any appointment. If the appointment of the Dealer is not limited to a particular issue of Notes or for a particular period of time, the Issuer shall also notify the other Dealers of that appointment. The Issuer agrees to supply to such Additional Dealer, upon appointment, a copy of the conditions precedent documents specified in Schedule 1, if requested by the Additional Dealer.

7.3.	Transfers to affiliates
If, at any time, a Dealer transfers all or substantially all of its euro commercial paper business to any of its affiliates then, on the date that transfer becomes effective, the relevant affiliate shall become the successor to that Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement. Upon that transfer becoming effective, all references in this Agreement to the relevant Dealer shall be deemed to be references to the relevant affiliate. The relevant Dealer shall, promptly following that effective date, give notice of the transfer to the Issuer with a copy to the Agent.

8.	CALCULATION AGENT

(a)
If floating rate Notes are to be issued, the Issuer will, at its discretion, appoint either the relevant Dealer or the Agent or any other person to be the Calculation Agent in respect of such floating rate Notes. The prior consent of that Dealer, Agent or other person is required for this appointment.

(b)
If a Dealer has agreed to be the Calculation Agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 5, and that Dealer will be deemed to have entered into an agreement in that form for a particular calculation if it is named as Calculation Agent in the redemption calculation attached to or endorsed on the relevant Note.

(c)	If the Agent has agreed to be the Calculation Agent, its appointment shall be on the terms set out in the Agency Agreement.

(d)
If the person who has agreed to act as Calculation Agent is not a Dealer or the Agent, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 5.

9.	STATUS OF THE DEALERS AND THE ARRANGER
The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement. Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for:

(a)
the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided by it in connection with the Programme; or

(b)	the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Notes.

10.	NOTICES

10.1.	Written Communication
Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by fax, letter, email or by telephone (to be confirmed promptly by fax or letter).

10.2.	Delivery

(a)
Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery.

(b)
Any communication to be made by fax shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant fax number and shall be deemed to have been received when that fax communication has been received by the intended recipient in legible form.

(c)
Any communication to be made by email shall be made to the intended recipient at the relevant email address from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when the email communication has been received by the intended recipient in legible form at the correct email address.

(d)
Any communication to be made by telephone shall be made to the intended recipient at the relevant telephone number from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when made provided that prompt confirmation of that communication is given by fax or letter.

10.3.	Contact details
For purposes of Clause 10.2 (Delivery), the relevant contact details of each party to this Agreement shall be as set out in the signatory pages to this Agreement, or as otherwise notified by any party to each other party to this Agreement.

10.4.	Receipt

(a)	A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

(b)	A communication under this Agreement to a Dealer will only be effective on actual receipt by that Dealer.

10.5.	Language

(a)	Any notice given in connection with a Programme Agreement or Note must be in English.

(b)	Any other document provided in connection with a Programme Agreement or Note must be:

(i)	in English; or

(ii)
if not in English, (unless the Dealers otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.

11.	PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Dealer, any right or remedy under the Programme Agreements shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

13.	COUNTERPARTS
This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	RIGHTS OF THIRD PARTIES
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

15.	GOVERNING LAW
This Agreement, any agreement for a Note Transaction and the Notes and any noncontractual obligations arising out of or in connection with any of them shall be governed by, and construed in accordance with, English law.

16.	ENFORCEMENT

16.1.	Jurisdiction

(a)
Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and any agreement for a Note Transaction (including a dispute regarding their existence, validity or termination and any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement and any agreement for a Note Transaction) and each party submits to the exclusive jurisdiction of the English courts.

(b)
Subject to paragraph (c) below, the parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

(c)	To the extent allowed by law, a Dealer may take:

(i)	proceedings in any other court with jurisdiction; and

(ii)	concurrent proceedings in any number of jurisdictions.

16.2.	Service of process

(a)
The Issuer and the Guarantor each irrevocably appoints CSC Computer Sciences EMEA Finance Limited at Royal Pavilion, Wellesley Road, Aldershot, Hampshire GU11 1PZ, United Kingdom as its agent for service of process in any proceedings before the English courts in connection with any Programme Agreement.

(b)
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer or the Guarantor (as the case may be) must immediately appoint another agent on terms acceptable to the Dealers. Failing this, the Dealers may appoint another agent for this purpose.

(c)	The Issuer and the Guarantor each agree that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause 16 does not affect any other method of service allowed by law.

16.3.	Waiver of trial by jury
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
CONDITION PRECEDENT DOCUMENTS

1.	Certified copies of the Issuer’s and the Guarantor’s constitutional documents, including any certificates of change of name.

2.	Certified copies of all documents evidencing the internal authorisations required to be granted by the Issuer and the Guarantor:

(a)
approving the terms of, and the transactions contemplated by, the Notes and Programme Agreements to which it is a party and resolving that it execute the Notes and Programme Agreements to which it is a party;

(b)	authorising a specified person or persons to execute the Notes and Programme Agreements to which it is a party on its behalf; and

(c)
authorising a specified person, or persons on its behalf, to sign and/or dispatch all documents and notices to be signed and/or despatched by it under or in connection with Notes and Programme Agreements to which it is a party.

3.
Certified copies of any governmental or other consents required for the issue of Notes and for the Issuer and the Guarantor to enter into, deliver and perform its obligations under the Notes and the Programme Agreements (as applicable).

4.	Conformed copies of:

(a)	this Agreement, as executed;

(b)	the Agency Agreement, as executed;

(c)	the Deed of Covenant, as executed; and

(d)	the Guarantee, as executed.

5.	A copy of:

(a)	the confirmation from the Agent that a duly executed engrossment of each of the Deed of Covenant and the Guarantee has been delivered to the Agent;

(b)
the confirmation from the Agent that the relevant forms of Definitive Note have been security printed (if required by the Issuer), the relevant forms of Global Note have been prepared and have been delivered to the Agent; and

(c)	the confirmation of acceptance of appointment from the agent for service of process.

6.	A legal opinion from:

(a)	legal adviser(s) acceptable to the Dealers qualified in the law of the jurisdiction of incorporation of the Issuer and the Guarantor; and

(b)	Allen & Overy LLP, English legal advisers to the Dealers.

7.	The Information Memorandum.

8.	A list of the names and titles and specimen signatures of the persons authorised:

(a)	to sign on behalf of the Issuer and the Guarantor (as applicable) the Notes and the Programme Agreements to which it is a party;

(b)	to sign on behalf of the Issuer and the Guarantor all notices and other documents to be delivered in connection with the Programme Agreements and the Notes; and

(c)	to take any other action on behalf of the Issuer and the Guarantor in relation to the euro-commercial paper programme established by the Programme Agreements.

9.	Written confirmation that Moody’s has granted a rating for the Programme.

Schedule 2
SELLING RESTRICTIONS

1.	General
Each Dealer represents and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes and it will not directly or indirectly offer, sell, resell, re-offer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

2.	United States of America
Each Dealer understands and agrees that the Notes and the Guarantee have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents, warrants and undertakes that it has not offered or sold, and will not offer or sell, any Notes and the Guarantee as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date (the “distribution compliance period”), except in accordance with Regulation S. Each Dealer agrees that, at or prior to confirmation of sale of Notes and the Guarantee, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and the Guarantee from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U. S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them in Regulation S.”

Each Dealer also represents, warrants and undertakes that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Notes and the Guarantee, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used above have the meaning given to them by Regulation S.

3.	The United Kingdom
Each Dealer represents and agrees that:

(a)

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)
it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

4.	Ireland

4.1	Each Dealer represents and agrees that:

(a)
to the extent applicable, it will not underwrite the issue or placement of the Notes otherwise than in conformity with the provisions of the Irish European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended) and any codes of conduct, conditions, requirements and other enactments issued, imposed or approved by the Central Bank of Ireland in connection therewith and the provisions of the Investor Compensation Act 1998 (as amended);

(b)
it will not underwrite the issue or placement of the Notes, otherwise than in conformity with the provisions of the Irish Central Banks Acts 1942 to 2014 (as amended), Notice BSD C01/02 issued by the Irish Central Bank and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 (as amended) or any regulations issued pursuant to Part 8 of the Central Bank (Supervision and Enforcement) Act 2013 (as amended);

(c)
it will not underwrite the issue or placement of, or otherwise act in Ireland in respect of, the Notes otherwise than in conformity with the provisions of the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended), the Irish Companies Act 2014 and any rules issued under Section 1363 of the Irish Companies Act 2014 by the Central Bank of Ireland; and

(d)
it will not underwrite the issue or placement of, or otherwise act in Ireland in respect of, the Notes, otherwise than in conformity with the provisions of (A) the Market Abuse Regulation (Regulation EU 596/2014); (B) the Market Abuse Directive on criminal sanctions for market abuse (Directive 2014/57/EU); (C) the European Union (Market Abuse) Regulations 2016 (S.I. No. 349 of 2016), as amended; and (D) any rules issued by the Central Bank of Ireland pursuant thereto or under Section 1370 of the Irish Companies Act 2014, as each of the foregoing may be amended, restated, varied, supplemented and/or otherwise replaced from time to time.

5.	Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, each Dealer represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Schedule 1
NOTIFICATION LETTER FOR AN INCREASE IN THE MAXIMUM AMOUNT

[Letterhead of Issuer]

To: The Dealers referred to below

cc. [Citibank N.A., London Branch] (as “ Agent”)

cc. Citibank Europe plc, UK Branch (as “Arranger”)

[Date]

Dear Sirs

€1,000,000,000 euro-commercial paper programme

We refer to an amended and restated dealer agreement dated 3 April 2017 (as amended, supplemented, novated or restated from time to time, the “Dealer Agreement”) between ourselves as Issuer and DXC Technology Company (formerly known as Everett SpinCo, Inc.) as Guarantor, Bank of America Merrill Lynch International Limited, Barclays Bank PLC, Bayerische Landesbank, Citibank Europe plc, UK Branch and Goldman Sachs International as Dealers and the Arranger relating to a €1,000,000,000 euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.7 (Increase in Maximum Amount) of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount is to be increased from [ 000,000,000] to [ 000,000,000] with effect from [ ], subject to delivery to the Dealers, the Arranger and the Agent of the following documents:

(a)
a certificate from a duly authorised officer of the Issuer and the Guarantor confirming that no changes have been made to the constitutional documents of the Issuer or the Guarantor since the date of the Dealer Agreement or, if there has been a change, a certified copy of the constitutional documents currently in force;

(b)	certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer and the Guarantor for such an increase in the Maximum Amount;

(c)	certified copies of [specify any applicable governmental or other consents required by the Issuer/Guarantor in relation to the increase];

(d)
a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer and the Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount;

(e)	an updated or supplemental Information Memorandum reflecting the increase in the Maximum Amount of the Programme;

(f)	legal opinions from Dealers’ English law counsel and legal counsel in the jurisdiction of the Issuer and the Guarantor; and

(g)	confirmation that Standard & Poor’s Ratings Services is maintaining its current rating for the Programme.
Yours faithfully,

..............................
for and on behalf of
DXC Capital Funding Limited

Schedule 2
DEALER ACCESSION LETTER

[Letterhead of Issuer]

[Date]

To: [Name of Dealer]

cc.: [list all permanent Dealers]

cc.: [Citibank N.A., London Branch] as Agent

Dear Sirs

€1,000,000,000 euro-commercial paper programme

We refer to an amended and restated dealer agreement dated 3 April 2017 (as amended, supplemented, novated or restated from time to time, the “Dealer Agreement”) between ourselves as Issuer, and DXC Technology Company (formerly known as Everett SpinCo, Inc.) as Guarantor, Citibank Europe plc, UK Branch as Arranger, Bank of America Merrill Lynch International Limited, Barclays Bank PLC, Bayerische Landesbank, Citibank Europe plc, UK Branch and Goldman Sachs International as Dealers relating to a €1,000,000,000 euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 7.2 (Appointment of Dealers) and upon the terms of the Dealer Agreement, we hereby appoint you as an Additional Dealer [for the Programme [with Immediate effect][with effect from [ ]]/[for the issue of [description of issue][for the period • to •]]. [Copies of each of the condition precedent documents set out in Schedule 1 to the Dealer Agreement have been sent to you, as requested].

Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 7.2 (Appointment of Dealers) of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations set out in that Clause 7.2.

Yours faithfully

..............................
for and on behalf of
DXC Capital Funding Limited

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 10 (Notices) of the Dealer Agreement our contact details are as follows:

[NAME OF DEALER]

Address:     [         ]

Telephone:     [         ]
Fax:         [         ]
Contact:     [         ]

Dated: ....................................

Signed: .....................................
for [Name of new Dealer]

Schedule 3
FORM OF CALCULATION AGENCY AGREEMENT
THIS AGREEMENT is made on [•]

BETWEEN:

(1)	DXC CAPITAL FUNDING LIMITED, a private company limited by shares and incorporated and registered under the laws of Ireland, with registered number 563585, as issuer (the “Issuer”);

(2)
DXC TECHNOLOGY COMPANY (formerly known as Everett SpinCo, Inc.), a corporation incorporated in the state of Nevada, with its registered address at 1775 Tysons Boulevard, Tysons, Virginia, 22102, as guarantor (the “Guarantor”); and

(3)	[CALCULATION AGENT], as the Calculation Agent appointed pursuant to the terms hereof (the “Calculation Agent”, which expression shall include any successor thereto).

WHEREAS:

(A)
Under an amended and restated dealer agreement (as amended, supplemented, novated or restated from time to time, the “Dealer Agreement”) dated 3 April 2017 and made between, among others, the Issuer and the Dealer(s) referred to therein, and an issue and paying agency agreement (as amended, supplemented and/or restated from time to time, the “Agency Agreement”) dated 3 April 2017 and made between, among others, the Issuer and the agent[s] referred to therein, the Issuer established a euro-commercial paper programme (the “Programme”).

(B)
The Dealer Agreement contemplates, inter alia, the issue under the Programme of floating rate notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent’s appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

(a)	Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

(b)
Any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

(c)	“Relevant Notes” means such floating rate notes in respect of which the Calculation Agent is appointed.

2.	APPOINTMENT OF CALCULATION AGENT
The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the amount of interest in respect of the Relevant Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.	DETERMINATION AND NOTIFICATION

(a)	The Calculation Agent shall determine the amount of interest payable on, each Relevant Note in accordance with the redemption calculation applicable thereto.

(b)
The Calculation Agent shall as soon as it has made its determination as provided for in paragraph (a) above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Agent (if other than the Calculation Agent) of the amount of interest so payable.

4.	STAMP DUTIES
The Issuer will pay any stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.	INDEMNITY AND LIABILITY

(a)
The Issuer, failing which the Guarantor, shall indemnify and hold harmless on demand the Calculation Agent, on an after tax basis, against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the proper exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence, default or bad faith or that of its officers, employees or agents.

(b)
The Calculation Agent shall indemnify and hold harmless on demand the Issuer and the Guarantor, on an after tax basis, against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur or which may be made against the Issuer as a result of or in connection with the appointment or the exercise of the powers and duties of the Calculation Agent under this Agreement resulting from the negligence, default or bad faith of the Calculation Agent or that of its officers, employees or agents.

(c)
The Calculation Agent may, after prior written notice to the Issuer, consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith (after consultation with the Issuer), without negligence and in accordance with the opinion of such lawyers, as addressed to both parties.

6.	CONDITIONS OF APPOINTMENT
The Calculation Agent, the Guarantor and the Issuer agree that its appointment will be subject to the following conditions:

(a)
in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Notes or any interest therein;

(b)
unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c)	the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement;

(d)
the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e)
all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Notes in accordance with the provisions of this Agreement.

7.	ALTERNATIVE APPOINTMENT
If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Agent as Calculation Agent in respect of the Relevant Notes.

8.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

9.	GOVERNING LAW
This Agreement and every agreement for the issue and purchase of Notes and any non-contractual obligations arising out of or in connection with any of them shall be governed by, and construed in accordance with, English law.

10.	JURISDICTION

(a)
The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement and any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and each party submits to the exclusive jurisdiction of the English courts.

(b)	The parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

(c)	To the extent allowed by law, the Calculation Agent may take:

(i)	proceedings in any other court with jurisdiction; and

(ii)	concurrent proceedings in any number of jurisdictions.

11.	SERVICE OF PROCESS

(a)
The Issuer and the Guarantor each irrevocably appoints CSC Computer Sciences EMEA Finance Limited at Royal Pavilion, Wellesley Road, Aldershot, Hampshire GU11 1PZ, United Kingdom as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

(b)
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer or the Guarantor (as the case may be) must immediately appoint another agent on terms acceptable to the Calculation Agent. Failing this, the Calculation Agent may appoint another agent for this purpose.

(c)	The Issuer and the Guarantor each agree that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

12.	PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13.	COUNTERPARTS
This Agreement may be signed in any number of counterparts. This has the same effect as if the signatures on the counterpart were on a single copy of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

DXC CAPITAL FUNDING LIMITED

By:     ..................................

DXC TECHNOLOGY COMPANY

By: ……………………..

[NAME OF CALCULATION AGENT]

By: ..................................

SIGNATORIES

The Issuer
DXC CAPITAL FUNDING LIMITED
By:
Address:	3rd Floor, Kilmore House, Spencer Dock, Dublin 1 Ireland
Telephone:	+353 1 614 6240
Fax:	353 1 614 6250
Contact:	The Directors

The Guarantor
DXC TECHNOLOGY COMPANY
By:
Address:	1775 Tysons Boulevard Tysons Virginia 22102 United States
Telephone:
Fax:
Contact:	Vice President - Finance and Corporate Treasurer

The Arranger
CITIBANK EUROPE PLC, UK BRANCH
By:
Address:	Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom
Telephone:	44 207 986 9070
Fax:	44 207 986 6837
Contact:	Short Term Fixed Income Desk

The Dealers
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
By:
Address:	2 King Edward Street London EC1A 1HQ United Kingdom
Telephone:
Fax:
Contact:	ECP Desk

BARCLAYS BANK PLC
By:
Address:	5 The North Colonnade Canary Wharf London E14 4BB United Kingdom
Telephone:	44 20 7773 9075
Fax:	44 20 7516 7548
Email:	ecp@barclays.com
Contact:	ECP Trading Desk

BAYERISCHE LANDESBANK
By:
Address:	Brienner Straße 18 80333 Munich Germany
Telephone:	49 89 2171 28882
Fax:	+
Email:	marion.legler@bayernlb.de
Contact:	ECP Trading Desk

GOLDMAN SACHS INTERNATIONAL
By:
Address:	Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom
Telephone:
Fax:
Contact:	Money Markets Desk

Davis Polk & Wardwell London LLP